Exhibit 99.1

WESTWATER RESOURCES ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Frank Bakker Appointed President & CEO; Executives Promoted

Centennial, CO – January 17, 2023: Westwater Resources, Inc. (NYSE: American: WWR), an energy technology and battery-grade natural graphite company (“Westwater Resources” or the “Company”), today announced that its Board of Directors appointed Frank Bakker as Westwater’s new President and Chief Executive Officer (CEO) effective immediately. Mr. Bakker has been serving as Westwater’s Vice President and General Manager – Alabama Graphite Products.

Terence J. Cryan, Executive Chairman of Westwater’s Board of Directors, stated, “Frank is an experienced executive with a proven track record in engineering, project management, and plant construction and operations for large-scale process facilities that produce a wide variety of industrial products. Since last fall, Frank has been managing our construction activities at the Kellyton Graphite Processing Plant. Frank will expand his role to handle additional corporate responsibilities related to technical services, sales and marketing, and continuing the development of the Coosa Graphite Deposit.” Mr. Cryan also expressed thanks to Chad Potter, who is departing Westwater to pursue other endeavors.

Mr. Bakker’s professional background includes significant engineering, project management, and process plant management, having built and operated numerous plants that process ammonia, elastomers, methanol, and resins. He previously served as CEO for US Methanol LLC in Charleston, West Virginia, and as President and CEO for OCI Partners LP in Beaumont, Texas. Mr. Bakker received a master’s degree in Mechanical Engineering from the University of Twente Netherlands, and a Master’s in Business Administration from the University of Massachusetts.

The Board also promoted Steven M. Cates, Westwater’s Vice President – Finance and Chief Financial Officer to Senior Vice President – Finance and Chief Financial Officer, and John W. Lawrence, Westwater’s General Counsel and Corporate Secretary, was promoted to Chief Administrative Officer while retaining his other roles.

“Collectively, these announcements reflect the strong bench strength at the Company,” commented Mr. Cryan, “and they demonstrate that Westwater can leverage the executive management team to continue our success and to increase value for our shareholders and other stakeholders.”

ABOUT WESTWATER RESOURCES, INC.

Westwater is an energy technology company that is focused on developing battery-grade natural graphite. Westwater’s primary project is the Kellyton Graphite Processing Plant that is under construction in east-central Alabama. In addition, Westwater’s Coosa Graphite Deposit is the most advanced natural flake graphite deposit in the contiguous United States — and located across 41,900 acres (~17,000 hectares) in Coosa County, Alabama. For more information, visit www.westwaterresources.net.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “will expand,” “continuing development,” “continue success,” “increase value,” and other similar phrases and words. Forward-looking statements in this release include, among other things, statements concerning Westwater’s construction activities at the Kellyton Graphite Processing Plant and the development of the Coosa Graphite Deposit. Westwater cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Westwater; accordingly, there can be no assurance that such suggested results will be realized. Additional risks facing Westwater’s future prospects are discussed in the Westwater Resources, Inc. Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent securities filings.

CONTACTS

Westwater Resources, Inc.

Email: info@wwr.net

Allison Trembly

Communications & IR Manager

Email: Investorrelations@westwaterresources.net